Exhibit 99.1

Enveric Biosciences Reports Financial Results for Third Quarter 2026 and Provides Corporate Update

EB-003 Development Highlights:

●	Advancing final IND-enabling activities to support the planned EB-003 IND application
●	Completed IND-enabling absorption and metabolic studies with favorable findings supporting EB-003’s potential for reduced drug-drug interactions
●	Reported preclinical qEEG results demonstrating brain penetration and activity distinct from DMT, supporting evaluation as a potential biomarker
●	Reported in vitro mechanistic studies, supporting EB-003’s predicted non-hallucinogenic profile

Corporate and Business Development Highlights:

●	Secured U.S. patent allowance for next-generation, non-hallucinogenic mescaline derivatives in EVM401 Series
●	Supported the FDA release of finalized guidance for clinical investigations of psychedelic and psychedelic-inspired therapeutics.

CAMBRIDGE, Mass., November 13, 2026 – Enveric Biosciences (NASDAQ: ENVB) (“Enveric” or the “Company”), a biotechnology company advancing novel neuroplastogenic small-molecule therapeutics to address psychiatric and neurological disorders, today reported financial results for the third quarter ended September 30, 2026, and provided a comprehensive business update.

CEO Commentary:

“Our focus during the third quarter was advancing final IND-enabling activities for EB-003 as we prepare for the planned IND submission and first-in-human Phase 1 clinical trial of our lead non-hallucinogenic, neuroplastogenic candidate,” said Joseph Tucker, Ph.D., Chief Executive Officer of Enveric. “The data generated during the quarter and in recent weeks strengthen the foundation for this next stage and reinforce the opportunity to develop EB-003 as a differentiated treatment for psychiatric and neurological disorders.”

Dr. Tucker continued: “Recently completed studies of EB-003 have provided important, complementary evidence demonstrating its differentiated profile and potential advantages. Independent assay platforms, including GloSensor™ and BRET, have consistently supported its predicted non-hallucinogenic profile, while our completed in vitro ADMET studies indicate favorable absorption and metabolic properties and a reduced potential for drug-drug interactions. The qEEG study adds functional evidence of brain penetration and a pattern of brain activity distinct from dimethyltryptamine (DMT). It also supports evaluating qEEG in human studies to connect drug exposure with brain activity and help guide dose selection.”

“As the FDA continues to define the regulatory framework for psychedelic-inspired therapies, we believe EB-003’s design has the potential to offer advantages in clinical development while supporting broader patient access and potential commercial adoption,” Dr. Tucker concluded. “By seeking to harness the therapeutic potential of neuroplasticity without requiring a hallucinogenic experience, our approach could support a simpler outpatient treatment model. The growing body of preclinical evidence reinforces our confidence in this opportunity as we complete the final IND-enabling activities and prepare to advance EB-003 toward first-in-human clinical development.”

THIRD QUARTER 2026 AND RECENT BUSINESS HIGHLIGHTS

Corporate, Product and Business Development Highlights:

EB-003 Development:

●	Reported a preclinical qEEG study demonstrating functional evidence of central nervous system penetration and a brain activity profile distinct from the classic psychedelic DMT

○	Results support use of qEEG as a potential pharmacodynamic biomarker in first-in-human development

●	Announced positive results from recently completed IND-enabling in vitro Absorption, Distribution, Metabolism, Excretion and Toxicity (ADMET) studies for EB-003

●	Reported findings from a highly sensitive GloSensor™ cAMP assay that provided additional evidence supporting EB-003’s predicted non-hallucinogenic profile

●	Supported the release of finalized guidance from FDA for clinical investigations of psychedelic and psychedelic-inspired therapeutics

Intellectual Property:

●	Secured New U.S. Patent Allowance for Next-Generation, Non-Hallucinogenic Mescaline Derivatives in EVM401 Series

THIRD QUARTER FINANCIAL RESULTS

Net loss attributable to stockholders was $2.5 million for the third quarter ended September 30, 2026, including $0.2 million in net non-cash expense, with a basic and diluted loss per share of $0.57, as compared to a net loss attributable to stockholders of $3.4 million, including $0.1 million in net non-cash expense, with a basic and diluted loss per share of $10.81 for the quarter ended September 30, 2025. The net loss attributable to stockholders for the quarter ended September 30, 2025 also included a $1.5 million deemed dividend on the inducement of warrants, which did not recur in the quarter ended September 30, 2026. The Company had cash-on-hand of $5.6 million as of September 30, 2026.

About Enveric Biosciences

Enveric Biosciences (NASDAQ: ENVB) is a biotechnology company focused on developing next-generation, small-molecule neuroplastogenic therapeutics that address unmet needs in psychiatric and neurological disorders. By leveraging a differentiated drug discovery platform and a growing library of protected chemical structures, Enveric is advancing a pipeline of novel compounds designed to promote neuroplasticity without hallucinogenic effects. Enveric’s lead candidate, EB-003, is the first known compound designed to selectively engage both 5-HT2A and 5-HT1B receptors with the potential to deliver fast-acting, durable antidepressant and anxiolytic effects with outpatient convenience.

For more information, please visit www.enveric.com.

Forward-Looking Statements

This press release contains forward-looking statements and forward-looking information within the meaning of applicable securities laws. These statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements or information, including, without limitation, statements regarding the interpretation and potential significance of the preclinical qEEG study results; the potential central nervous system, neuroplastogenic, non-hallucinogenic, therapeutic or other properties of EB-003; the potential use of qEEG as a pharmacodynamic biomarker; the potential ability to correlate drug exposure with changes in brain activity, identify biologically active doses or inform dose selection; the timing or completion of IND-enabling studies or an IND submission; the initiation, design, timing or results of a planned Phase 1 clinical trial; Enveric’s development plans and regulatory strategy for EB-003, and the potential advantages of EB-003 in clinical development, including the potential to support an outpatient treatment model, and commercial adoption. Generally, forward-looking statements and information may be identified by the use of forward-looking terminology such as “plans,” “expects” or “does not expect,” “proposes,” “budgets,” “explores,” “schedules,” “seeks,” “estimates,” “forecasts,” “intends,” “anticipates” or “does not anticipate,” or “believes,” or variations of such words and phrases, or by the use of words or phrases which state that certain actions, events or results may, could, should, would, or might occur or be achieved. Forward-looking statements may include statements regarding beliefs, plans, expectations, or intentions regarding the future and are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the ability of Enveric to: finalize and submit its IND application to the U.S. Food and Drug Administration; carry out successful clinical programs; achieve the value creation contemplated by technical developments; avoid delays in planned clinical trials; establish that potential products are efficacious or safe in preclinical or clinical trials; establish or maintain collaborations for the development of therapeutic candidates; obtain appropriate or necessary governmental approvals to market potential products; obtain sufficient future funding for product development, clinical development activities, working capital and other operating expenses on commercially reasonable terms, or at all; scale-up manufacture of product candidates; respond to changes in the size and nature of competitors; hire and retain key executives and scientists; secure and enforce legal rights related to Enveric’s products, including patent protection; identify and pursue alternative routes to capture value from its research and development pipeline assets; continue as a going concern; and manage its future growth effectively.

A discussion of these and other factors, including risks and uncertainties with respect to Enveric, is set forth in Enveric’s filings with the Securities and Exchange Commission, including Enveric’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Enveric disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investor Relations

Tiberend Strategic Advisors, Inc.

David Irish

(231) 632-0002

dirish@tiberend.com

Media Relations

Tiberend Strategic Advisors, Inc.

Casey McDonald

(646) 577-8520

cmcdonald@tiberend.com